UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2014
__________________
SCIO DIAMOND TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)
__________________

Nevada	000-54529	45-3849662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 University Ridge Suite D Greenville, SC		29601
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (864) 751-4880

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 18, 2014 Scio Diamond Technology Corporation (the "Company") entered into an arrangement with Renaissance Diamonds, Inc. ("Renaissance") through the execution of a limited liability company agreement (the "LLC Agreement") of Renaissance Created Diamond Company, LLC, a Florida limited liability company ("Renaissance Created"), pursuant to which the Company and Renaissance are 50% members of Renaissance Created. The terms of the LLC Agreement are summarized below.
The LLC Agreement provides that Renaissance Created is a manager-managed limited liability company, and each of the Company and Renaissance will be appoint one manager, with both such managers appointing a third manager.  The managers will manage the day-to-day operations of Renaissance Created, subject to certain customary limitations on managerial actions that require the consent of the Company and Renaissance, including but not limited to making or guaranteeing loans, distributing cash or other property to the members of Renaissance Created, entering into affiliate transactions, amending or modifying limited liability company organizational documents, and entering into major corporate events, such as a merger, acquisition or asset sale.
The arrangement was entered into in order to facilitate the development of procedures and recipes for, and to market and sell, lab-grown fancy-colored diamonds.  Pursuant to the LLC Agreement, the arrangement will last three years, unless terminated earlier, with the option to automatically renew for additional two-year periods.
The Company was granted a 50% equity stake in Renaissance Created in exchange for the contribution of certain inventory and a right of first refusal to Renaissance Created to purchase diamond gemstones, including rough diamond preforms or processed stones.  Renaissance will sell seed stock to Renaissance Created for production by the Company.  Renaissance Created will process and finish the rough gemstones produced by the Company and, in turn, sell the finished stones to various retailers and other participants in the market for gemstones.  Profits generated by Renaissance Created's operations will be distributed between the Company and Renaissance according to the terms of the LLC Agreement.
The LLC Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the LLC Agreement is qualified in its entirety by reference to such exhibit.
Cautionary Note Regarding Forward-Looking Statements

This above disclosure contains forward-looking statements that may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "may," "will," "should," "could," "would," "forecast," "potential," "continue," "contemplate," "expect," "anticipate," "estimate," "believe," "intend," "or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the Company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description
10.1	Renaissance Created Diamond Company, LLC Limited Liability Company Agreement, dated as of December 18, 2014 by and among the Company and Renaissance Diamonds, Inc.*

*Confidential treatment has been requested for certain portions of this Exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, which portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
SCIO DIAMOND TECHNOLOGY CORPORATION
(Registrant)

Date: December 23, 2014	By:	/s/ Gerald McGuire
Gerald McGuire
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Renaissance Created Diamond Company, LLC Limited Liability Company Agreement, dated as of December 18, 2014 by and among the Company and Renaissance Diamonds, Inc.*

*Confidential treatment has been requested for certain portions of this Exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, which portions have been omitted and filed separately with the Securities and Exchange Commission.